The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated May 12, 2026

JPMorgan Chase Financial Company LLC	May 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated May     , 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in International Equities

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Enhanced Jump Securities with Auto-Callable Feature, which we refer to as the securities, do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the closing price of one ETF Share on any of the determination dates (other than the final determination date) is greater than or equal to the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least approximately 11.10% per annum (or at least 5.55% for the first determination date and increasing by at least 2.775% for each subsequent determination date), as described below. At maturity, if the securities have not previously been automatically redeemed and the final share price is greater than or equal to 60% of the initial share price, which we refer to as the downside threshold level, the payment at maturity due on the securities will correspond to a return of at least approximately 11.10% per annum. If, however, the securities have not been automatically redeemed prior to maturity and the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the closing price of one ETF Share, as compared to the initial share price, on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors may lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if the closing price of one ETF Share is at or above the initial share price on a determination date (other than the final determination date) or at or above the downside threshold level on the final determination date. Investors will not participate in any appreciation of the ETF Shares. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	Shares of the iShares® MSCI Brazil ETF (Bloomberg ticker: EWZ UP Equity)
Aggregate principal amount:	$
Automatic early redemption:	If, on any of the determination dates (other than the final determination date), the closing price of one ETF Share is greater than or equal to the initial share price, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.
Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum (or at least 5.55% for the first determination date and increasing by at least 2.775% for each subsequent determination date), as follows:

• 1st determination date: at least $1,055.50	• 6th determination date: at least $1,194.25
• 2nd determination date: at least $1,083.25	• 7th determination date: at least $1,222.00
• 3rd determination date: at least $1,111.00	• 8th determination date: at least $1,249.75
• 4th determination date: at least $1,138.75	• 9th determination date: at least $1,277.50
• 5th determination date: at least $1,166.50	• 10th determination date: at least $1,305.25
The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been automatically redeemed, you will receive at maturity a cash payment as follows:
	• If the final share price is greater than or equal to the downside threshold level:	the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum, or at least $1,333.00. The actual maturity redemption payment will be provided in the pricing supplement.
• If the final share price is less than the downside threshold level:

(i) the stated principal amount multiplied by (ii) the share performance factor

Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	May , 2026 (expected to price on or about May 15, 2026)
Original issue date (settlement date):	May , 2026 (3 business days after the pricing date)
Maturity date*:	May 18, 2029
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Terms continued on the following page
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$20.00(2)	$975.00
$5.00(3)
Total	$	$	$

(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $20.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the

accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

If the securities priced today, the estimated value of the securities would be approximately $954.40 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $900.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Underlying Supplement no 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Terms continued from previous page:

Downside threshold level:	$ , which is equal to 60% of the initial share price
Initial share price:	The closing price of one ETF Share on the pricing date
Final share price:	The closing price of one ETF Share on the final determination date
Share performance factor:	final share price / initial share price

Share adjustment factor:	The share adjustment factor is referenced in determining the closing price of one ETF Share and is set initially at 1.0 on the pricing date. The share adjustment factor is subject to adjustment in the event of certain events affecting the ETF Shares. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Determination dates*:	November 16, 2026, February 16, 2027, May 17, 2027, August 16, 2027, November 15, 2027, February 15, 2028, May 15, 2028, August 15, 2028, November 15, 2028, February 15, 2029 and May 15, 2029 (the final determination date)
Redemption dates*:	November 19, 2026, February 19, 2027, May 20, 2027, August 19, 2027, November 18, 2027, February 18, 2028, May 18, 2028, August 18, 2028, November 20, 2028, February 21, 2029 and the maturity date
CUSIP/ISIN:	46660TZA1 / US46660TZA14
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Securities Generally — We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

May 2026	Page 2

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Investment Summary

The Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029 Based on the Performance of the iShares® MSCI Brazil ETF, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.10% per annum (or at least 5.55% for the first determination date and increasing by at least 2.775% for each subsequent determination date) of the stated principal amount per security. The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the closing price of one ETF Share is greater than or equal to the initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.

If the securities have not been automatically redeemed prior to maturity and if the final share price is greater than or equal to 60% of the initial share price, which we refer to as the downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum, or at least $1,333.00. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the closing price of one ETF Share, as compared to the initial share price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the share performance factor, which will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the ETF Shares.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, the iShares® MSCI Brazil ETF is a “Fund.”

May 2026	Page 3

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least approximately 11.10% per annum (or at least 5.55% for the first determination date and increasing by at least 2.775% for each subsequent determination date) of the stated principal amount per security if the closing price of one ETF Share is greater than or equal to the initial share price on any of the determination dates (other than the final determination date). The actual early redemption payment with respect to each applicable determination date will be provided in the pricing supplement. If the securities have not been automatically redeemed prior to maturity and if the final share price is greater than 60% of the initial share price, which we refer to as the downside threshold level, the payment at maturity due on the securities will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum, or at least $1,333.00. The actual maturity redemption payment will be provided in the pricing supplement. However, if the securities have not been automatically redeemed prior to maturity and the final share price is less than the downside threshold level, investors will be fully exposed to the decline in the closing price of one ETF Share, as compared to the initial share price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1

On any of the determination dates (other than the final determination date), the closing price of one ETF Share is greater than or equal to the initial share price.

▪     The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum (or at least 5.55% for the first determination date and increasing by at least 2.775% for each subsequent determination date). No further payments will be made on the securities once they have been redeemed.

▪     Investors will not participate in any appreciation of the ETF Shares from the initial share price.

Scenario 2

The securities have not been previously automatically redeemed and the final share price is greater than or equal to the downside threshold level.

▪     The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least approximately 11.10% per annum, or at least $1,333.00.

▪     Investors will not participate in any appreciation of the ETF Shares from the initial share price.

Scenario 3

The securities have not been previously automatically redeemed and the final share price is less than the downside threshold level.

▪     The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the share performance factor.

▪     Investors will lose more than 40% and possibly all of their principal in this scenario.

May 2026	Page 4

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of one ETF Share and (2) the final share price.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

May 2026	Page 5

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined by reference to the closing price of one ETF Share on each determination date (prior to the final determination date) or the final share price of the ETF Shares, as applicable. The hypothetical initial share price of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual initial share price. The actual initial share price will be the closing price of one ETF Share on the pricing date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of the ETF Shares, please see the historical information set forth under “iShares® MSCI Brazil ETF Overview” in this document. The actual downside threshold level, the early redemption payments and the maturity redemption payment will be provided in the pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The examples below are based on the following assumed terms:

Stated principal amount:	$1,000 per security
Hypothetical initial share price:	$100.00
Hypothetical downside threshold level:	$60.00, which is 60% of the hypothetical initial share price
Hypothetical early redemption payment:	An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of approximately 11.10% per annum, as follows:
• 1st determination date: at least $1,055.50	• 6th determination date: at least $1,194.25
• 2nd determination date: at least $1,083.25	• 7th determination date: at least $1,222.00
• 3rd determination date: at least $1,111.00	• 8th determination date: at least $1,249.75
• 4th determination date: at least $1,138.75	• 9th determination date: at least $1,277.50
• 5th determination date: at least $1,166.50	• 10th determination date: at least $1,305.25
Hypothetical maturity redemption payment:	$1,333.00

In Examples 1 and 2, the closing price of one ETF Share fluctuates over the term of the securities and the closing price of one ETF Share is greater than or equal to the initial share price on one of the determination dates (other than the final determination date). Because the closing price of one ETF Share is greater than or equal to the initial share price on one of the determination dates (other than the final determination date), the securities are automatically redeemed following the relevant determination date. In Examples 3 and 4, the closing price of one ETF Share is less than the initial share price on each of the determination dates (other than the final determination date), and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

May 2026	Page 6

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

How to calculate the payment upon automatic redemption or at maturity:

Example 1 — the securities are redeemed following the first determination date

Date	Closing Price of one ETF Share	Payment (per Security)
1st Determination Date	$105 (at or above initial share price)	$1,055.50
2nd Determination Date	—	—
3rd through 10th Determination Dates	—	—
Final Determination Date	—	—

The securities are automatically redeemed following the first determination date as the closing price of one ETF Share on the first determination date is at or above the initial share price. Following the first determination date, you will receive the early redemption payment with respect to the first determination date.

In this example, the early redemption feature limits the term of your investment to approximately six months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. The total payment on the securities will be $1,055.50 per security.

Example 2 — the securities are redeemed following the third determination date

Date	Closing Price of one ETF Share	Payment (per Security)
1st Determination Date	$85 (below initial share price)	—
2nd Determination Date	$95 (below initial share price)	—
3rd Determination Date	$130 (at or above initial share price)	$1,111.00
4th through 10th Determination Dates	—	—
Final Determination Date	—	—

The securities are automatically redeemed following the third determination date. In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing price of one ETF Share is greater than or equal to the initial share price. Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 1 year and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, no further payments will be made on the securities. Further, although the ETF Shares have appreciated by 30% from the initial share price on the third determination date, you receive only $1,111.00 per security upon redemption and do not benefit from this appreciation. The total payment on the securities will be $1,111.00 per security.

May 2026	Page 7

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

Example 3 — the securities are not automatically redeemed prior to maturity

Date	Closing Price of one ETF Share	Payment (per Security)
1st Determination Date	$85 (below initial share price)	—
2nd Determination Date	$95 (below initial share price)	—
3rd Determination Date	$90 (below initial share price)	—
4th through 10th Determination Dates	all below initial share price	—
Final Determination Date	$180 (at or above downside threshold level)	$1,333.00

The securities are not automatically redeemed prior to maturity and the final share price is greater than or equal to the downside threshold level. Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.

This example represents the maximum amount payable on the securities, and illustrates that although the closing price of one ETF Share has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the ETF Shares. The total payment on the securities will be $1,333.00 per security.

Example 4 — the securities are not automatically redeemed prior to maturity

Date	Closing Price of one ETF Share	Payment (per Security)
1st Determination Date	$85 (below initial share price)	—
2nd Determination Date	$95 (below initial share price)	—
3rd Determination Date	$90 (below initial share price)	—
4th through 10th Determination Dates	all below initial share price	—
Final Determination Date	$40 (below downside threshold level)	$400.00

The securities are not automatically redeemed prior to maturity. The final share price is less than the downside threshold level. As the final share price is less than the downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the share performance factor, calculated as follows:

stated principal amount × (final share price / initial share price) = $1,000 × (40 / 100) = $400.00

The total payment on the securities is $400.00 per security, representing a substantial loss on your initial investment.

Although the closing price of one ETF Share may have been greater than or equal to the downside threshold level throughout the term of the securities prior to the final determination date, because the final share price is less than the downside threshold level, the investor is fully exposed to the decline in the ETF Shares.

May 2026	Page 8

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of one ETF Share, as compared to the initial share price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, your payment at maturity will be less than 60% of the stated principal amount and could be zero.
▪	The appreciation potential of the securities is limited. Your potential gain on the securities will be limited to the fixed early redemption payment specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of any appreciation of the ETF Shares, which may be significant. You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in the ETF Shares.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
▪	Investors will not participate in any appreciation of the ETF Shares. Investors will not participate in any appreciation of the ETF Shares from the initial share price, and the return on the securities will be limited to the early redemption payment that is paid with respect to any determination date (other than the final determination date) on which the closing price of one ETF Share is greater than or equal to the initial share price or the maturity redemption payment that is paid with respect to the final determination date if the final share price is greater than or equal to the

May 2026	Page 9

JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

downside threshold level. It is possible that the closing price of one ETF Share could be below the initial share price on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or below the downside threshold level on the final determination date so that you will not receive the maturity redemption payment. If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately six months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	We may accelerate your securities in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. An acceleration event means an ETF is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Funds — Discontinuation or Modification of a Fund” in the accompanying product supplement for more information.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and estimated valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities, the early redemption payments and the maturity redemption payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities, the early redemption payments and the maturity redemption payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the Securities ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the

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U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial share price, the downside threshold level and the final share price and whether the closing price of one ETF Share on any determination date (other than the final determination date) is below the initial share price and whether the final share price is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuance of the ETF Shares and any anti-dilution adjustments may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the closing price of the ETF Shares. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price, which is the price at or above which the closing price of one ETF Share must be on any determination date (other than the final determination date) in order for you to receive an early redemption payment, and, as a result, the downside threshold level, which is the price at or above which the closing price of one ETF Share must be on the final determination date in order for you to receive the maturity redemption payment and to avoid being exposed to the negative price performance of the ETF Shares at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of one ETF Share on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the

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securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the ETF Shares;
o	the time to maturity of the securities;

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o	whether the final share price is expected to be less than the downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the ETF Shares and the equity securities underlying the ETF Shares;
o	interest and yield rates in the market generally;
o	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities underlying the ETF Shares trade and the correlation among those rates and the price of one ETF Share;
o	the occurrence of certain events to the ETF Shares that may or may not require an adjustment to the share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the ETF Shares

▪	Investing in the securities is not equivalent to investing in the ETF Shares. Investing in the securities is not equivalent to investing in the ETF Shares, the index tracked by the ETF Shares, which we refer to as the underlying index, or the stocks underlying the ETF Shares or the underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying index or the stocks underlying the ETF Shares or the underlying index.
▪	Adjustments to the ETF Shares or the underlying index could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF Shares and the underlying index can add, delete or substitute the components of the ETF Shares or the underlying index, or make other methodological changes that could change the value of the ETF Shares or the underlying index. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the securities.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the securities.
▪	The performance and market value of the ETF Shares, particularly during periods of market volatility, may not correlate with the performance of the underlying index as well as the net asset value per ETF Share. The iShares® MSCI Brazil ETF does not fully replicate the underlying index and may hold securities different from those included in the underlying index. In addition, the performance of the ETF Shares will reflect additional transaction costs and fees that are not included in the calculation of the underlying index. All of these factors may lead to a lack of correlation between the performance of the ETF Shares and the underlying index. In addition, corporate actions with respect to the equity securities underlying the ETF Shares (such as mergers and spin-offs) may impact the variance between the performances of the ETF Shares and the underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying the ETF Shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of the ETF Shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of the ETF Shares may not correlate with the performance of the underlying index as well as the net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

▪	The securities are subject to risks associated with securities issued by non-U.S. companies. The equity securities underlying the ETF Shares have been issued by non-U.S. companies. Investments in the securities linked

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to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

▪	The securities entail emerging markets risk. The equity securities underlying the ETF Shares have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The securities are subject to currency exchange risk. Because the prices of the non-U.S. equity securities underlying the ETF Shares are converted into U.S. dollars for the purposes of calculating the net asset value of the ETF Shares, holders of the securities will be exposed to currency exchange rate risk with respect to the currencies in which Non-U.S. securities underlying the ETF Shares are traded. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar. If the U.S. dollar strengthens against those currencies, the net asset value of the ETF Shares will be adversely affected and the amount we pay you at maturity, if any, may be reduced. Of particular importance to potential currency exchange risk are:
o	existing and expected rates of inflation;
o	existing and expected interest rate levels;
o	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
o	political, civil or military unrest in the countries issuing those currencies and the United States; and
o	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the ETF Shares, or engaging in transactions in them, and any such action could adversely affect the value of the securities or the ETF Shares. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

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iShares® MSCI Brazil ETF Overview

The iShares® MSCI Brazil ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of Brazilian equities, which we refer to as the underlying index with respect to the iShares® MSCI Brazil ETF.  The underlying index with respect to the iShares® MSCI Brazil ETF is currently the MSCI Brazil 25/50 Index. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to the SEC file numbers 333-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information about the iShares® MSCI Brazil ETF, see “Fund Descriptions — The iShares® ETFs” in the accompanying underlying supplement.

The closing price of one ETF Share on May 8, 2026 was $39.12. The following graph shows the closing prices of one ETF Share for each day from January 4, 2021 through May 8, 2026. We obtained the closing price information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for actions taken relating to the ETF Shares, such as stock splits.

The historical closing prices of one ETF Share should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of one ETF Share at any time, including on the determination dates.

The iShares® MSCI Brazil ETF – Daily Closing Prices* January 4, 2021 to May 8, 2026

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 60% of the closing price of one ETF Share on May 8, 2026. The actual downside threshold level will be based on the closing price of one ETF Share on the pricing date.

This document relates only to the securities offered hereby and does not relate to the ETF Shares. We have derived all disclosures contained in this document regarding the iShares® MSCI Brazil ETF from the publicly available documents described in the first paragraph under this “iShares® MSCI Brazil ETF Overview” section, without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares® MSCI Brazil ETF. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Brazil ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “iShares® MSCI Brazil ETF Overview” section) that would affect the trading price of the ETF Shares (and therefore the price of the ETF Shares at the time the securities are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares® MSCI Brazil ETF could affect the value received at maturity, if any, with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the ETF Shares.

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The MSCI Brazil 25/50 Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the large- and mid-capitalization segments of the equity market in Brazil.

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Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as

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published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “iShares® MSCI Brazil ETF Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an

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JPMorgan Chase Financial Company LLC

Enhanced Jump Securities with Auto-Callable Feature due May 18, 2029

Based on the Performance of the iShares® MSCI Brazil ETF
Principal at Risk Securities

affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Underlying supplement no. 1-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

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